Exhibit 99.1


FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:
Andrew J. Mayer, Jr.
Vice President-Finance and
Chief Financial Officer
Transtech Industries, Inc.
(732) 564-3122
Web Site: www.Transtechindustries.com


TRANSTECH INDUSTRIES, INC. ANNOUNCES DECISION
TO DEREGISTER ON OR ABOUT MAY 13, 2010

	PISCATAWAY, N.J., April 16, 2010 - Robert V. Silva, President and Chief Executive Officer of Transtech Industries, Inc. (OTC BULLETIN BOARD:
TRTI) has announced that the Board of Directors has decided to discontinue filing period reports with the U.S. Securities and Exchange Commission ("SEC") (a procedure known as a "Deregistration"), to be effective with the filing of a Form 15 with the SEC on or about May 13, 2010.

The text of the letter issued to shareholders describing the decision follows:

THIS LETTER IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A
REQUEST FOR A PROXY OR SHAREHOLDER'S VOTE

						April 16, 2010

Dear Fellow Shareholder:

	We write to share with you a difficult decision which has been made by the Company's Board of Directors. The Company intends to discontinue filing periodic reports with the United States Securities and Exchange Commission ("SEC"). The Company plans to file a Form 15 with the SEC on or about May 13, 2010 at which time the Company will no longer be required to file its periodic reports.

	As is always the case with a decision of this magnitude, it was based on a number of factors. One of the most significant was the continuing legal and environmental liabilities from the Company's prior operations in waste handling and solvent recovery. These claims, both actual and contingent, have made it infeasible to use the public markets to raise debt or equity capital to fund the Company's growth or acquisitions. Thus, a major benefit of filing periodic reports with the SEC is not available for the Company.

	Also, the expense of preparing the periodic reports has been draining more and more of the Company's financial and human resources in order to comply with the ever-increasing SEC reporting requirements. The Sarbanes-Oxley Act of 2002 ("SOX") ushered in many new reporting requirements for public companies, some of which had been deferred for small reporting companies like Transtech. However, those deferrals have lapsed, and now the smaller reporting companies must comply with the expanded disclosure requirements of SOX.

	In addition to the increased costs of reporting, the trading market for the Company's stock has been very limited. Shares of the Company's stock currently trade on the Over The Counter
Bulletin Board (the "OTCBB") which is an electronic market that requires the sponsorship of one or more market-makers. The price of the stock has drifted downward from a high of $.12 during the first quarter of 2009 to as low as $.03 in the fourth quarter of 2009. There were only 23 trades of the Company's stock for all of 2009, in which a total of 132,742 of the 2,979,190 shares outstanding were traded, down from 218,527 shares traded in 41 trades during 2008.

	Therefore, the Board of Directors has decided that the Company will file a Form 15 on or about May 13, 2010, thereby ending its reporting obligations.

	Trading of the Company's common stock on the OTCBB will discontinue with the filing of the Form 15. However, trading may continue on another market through the OTC known as the Pink Sheets, but only if a market maker continues to support the stock.

	For more information on what this process may mean to you please see the Company's web site (www.Transtechindustries.com) for a list of answers to questions you may have.

	As previously disclosed, three of the Company's subsidiaries have been embroiled in litigation regarding certain significant properties owned by them. The Company is engaged in settlement discussions but is uncertain of the outcome and the timing of such efforts. This uncertainty has impacted the Company's ability to sell these properties at an appropriate value. It is hoped that the sale of these dormant properties in the future will provide the Company the liquidity to continue its operations, to settle its obligations as they become due and to pursue other business opportunities. However, there are no guarantees.

	The Company filed its Annual Report on Form 10-K for the year ended December 31, 2009 with the SEC on March 31, 2010. A copy of the report may be down-loaded from the SEC's website (SEC.gov), the Company's website or may be obtained by request from the Company. We urge you to read this report carefully.

						Sincerely,

Robert V. Silva			Andrew J. Mayer, Jr.
Chairman, President and		Vice President-Finance
Chief Executive Officer		Chief Financial Officer
				and Secretary

	This news release may contain forward-looking statements as defined by federal securities laws, that are based on current expectations and involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risks and uncertainties include among others, the following: general economic and business conditions; the ability of the Company to implement its business strategy; the Company's ability to successfully identify new business opportunities; changes in the industry; competition; the effect of regulatory and legal proceedings. The forward-looking statements contained in this news release speak only as of the date of release; and the Company does not undertake to revise those forward-looking statements to reflect events after the date of this release.